EXHIBIT 10.10

CANANDAIGUA NATIONAL CORPORATION

OMNIBUS INCENTIVE PLAN

1.

Purpose. The purposes of the Plan are: (a) to promote the interests of the Corporation, its Subsidiaries and its shareholders by strengthening the ability of the Corporation and its Subsidiaries to attract and retain highly competent officers and other key employees; and (b) to provide a means to encourage Stock ownership and proprietary interest in the Corporation. The Plan is intended to provide Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Code Section 162(m), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

2.

Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)

Award means the grant of incentive compensation under this Plan to a Participant.

(b)

Board means the board of directors of the Corporation.

(c)

Cause means the termination of a Participant’s employment due to: (a) the Participant’s misappropriation of funds or assets of the Corporation or a subsidiary for personal use; (b) the Participant willfully violating the Corporation’s policies or standards of business conduct as determined in good faith by the Board; or (c) any “cause” definition that appears in the Participant’s written employment agreement or the Participant’s Award(s).

(d)

Change in Control means:

(i)

there shall be consummated: (1) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which any Shares are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Corporation or a parent of the Corporation immediately before the consolidation or merger; or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or

(ii)

the shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

(iii)

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more voting control of the Corporation’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Corporation immediately before it becomes such 30% beneficial owner of voting control; or

(iv)

individuals who constitute the Corporation’s Board of Directors on the date hereof (the “Incumbent Board’) cease for any reason to constitute at least a majority thereof, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the Corporation’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (iv), considered as though such person were a member of the Incumbent Board

Notwithstanding the foregoing, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or one of its affiliates shall not constitute a Change in Control,

(e)

Code means the Internal Revenue Code of 1986, as amended.

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(f)

Committee means either (i) the Compensation Committee of the Board, or (ii) the full Board, unless the Board appoints another committee to administer the Plan.

(g)

Corporation means Canandaigua National Corporation, and any successor thereto.

(h)

Covered Employee means a covered employee within the meaning of Code Section 162(m), or any successor provision of the Code.

(i)

Disability means any medically determinable physical or mental impairment which prevents a Participant from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined in good faith by the Committee.

(j)

Exchange Act means the Securities Exchange Act of 1934, as amended.

(k)

Fair Market Value as of any date and in respect of any share of Stock shall be determined in accordance with the following rules:

(i)

If the Stock is readily tradable on an established stock exchange or interdealer quotation system, then the “Fair Market Value” of the Stock shall be the closing sales price for the Stock on such exchange or system for the most recent market trading day on which a sale occurred preceding the date of determination, as reported on such exchange or system or such other source as the Committee deems reliable.

(ii)

If the Stock is not readily tradable on an established stock exchange or interdealer quotation system, then the “Fair Market Value” of the Stock shall be as determined in good faith by the Committee through any reasonable valuation method which satisfies the requirements of Section 409A of the Code.

(iii)

In no event shall the fair market value of any Stock be less than its par value.

(l)

Incentive Stock Option means a Stock Option designed to meet the requirements of Code Section 422, or any successor provision of the Code.

(m)

Nonqualified Stock Option means a Stock Option that is not an Incentive Stock Option and the transfer or exercise of which is subject to taxation under Code Section 83 and Treasury regulations issued thereunder.

(n)

Participant means an individual designated by the Committee as eligible to receive an Award under the Plan.

(o)

Performance Unit Award means a cash incentive subject to the satisfaction of long-term Performance Criteria and granted pursuant to section 10 below.

(p)

Performance Criteria means business criteria within the meaning of Code Section 162(m), including, but not limited to: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Any Performance Criteria may be used to measure the Corporation’s performance as a whole or any of the Corporation’s business units and may be measured relative to a peer group or index.

(q)

Performance Period means a period of at least one year and no more than five years, designated by the Committee.

(r)

Person means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

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(s)

Phantom Stock means an award providing a Participant with the right to receive the value of a share of Stock at a date on or after vesting in accordance with the terms of such grant, and/or upon the attainment of Performance Criteria specified by the Committee in the Award, in accordance with section 9 below.

(t)

Plan means this Omnibus Incentive Plan.

(u)

Restricted Stock means Stock subject to a vesting condition specified by the Committee in an Award in accordance with section 9 below.

(v)

RSU means a restricted stock unit providing a Participant with the right to receive cash or Stock, at the discretion of the Committee, at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with section 9 below.

(w)

SAR means a stock appreciation right granted pursuant to section 8 below.

(x)

Stock means a share of the common Voting Stock of the Corporation, provided that with respect to Stock related to a Stock Option or SAR intended to be exempt from Code Section 409A, Stock means a share of Voting Stock of the Corporation that on the date of grant of the Stock Option or SAR: (A) is common stock for purposes of Code Section 305; (B) has no preference as to distributions (other than distributions of Stock and distributions in liquidation); and (C) which is not subject to a mandatory repurchase obligation (other than a right of first refusal) or to a put or call right (other than a lapse restriction as defined in Treasury regulations issued under Code Section 83), if the stock price under the obligation or right is based on a measure other than the fair market value (disregarding lapse restrictions as defined in Treasury Regulation Section 1.83-3(i)) of the equity interest in the Corporation.

(y)

Stock Option means the right to acquire shares of Stock at a certain price that is granted pursuant to section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(z)

Subsidiary means any corporation or entity of which the Corporation owns, directly or indirectly, at least 50% of the total voting power of all classes of stock entitled to vote or at least 50% of total value of all classes of stock.

(aa)

Voting Stock means the common stock of the Corporation with the general right to vote for the election of directors.

3.

Administration. The Plan will be administered by the Committee consisting of two or more directors of the Corporation as the Board may designate from time to time.  Each member of the Committee shall satisfy such requirements as:

(a)

the Securities and Exchange Commission has or may establish for directors acting under plans intended to qualify for exemption under Rule 16b3 or its successor under the Exchange Act;

(b)

any stock exchange on which Stock of the Corporation is traded has or may establish pursuant to its rule-making authority; and

(c)

the Internal Revenue Service has or may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

The Committee shall have the discretionary authority to: (i) construe and interpret the Plan and any Awards granted thereunder; (ii) establish and amend rules for Plan administration; (iii) change the terms and conditions of Awards at or after grant (subject to the provisions of section 17 below); (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan; (v) determine the eligible participants of the Corporation to whom, and the time or times at which, Awards shall be granted; (vi) determine the form of Awards and the number of shares of Stock to be subject to each award; (vii) prescribe the form of the Award agreements and any appropriate terms and conditions applicable to the Awards; (viii) make any amendments to such agreements or Awards; and (ix) make all other determinations which it deems necessary or advisable for the administration of the Plan; provided, however, that, notwithstanding any provision of the Plan to the contrary, with respect to an Award that constitutes deferred compensation intended to be exempt from or comply with Code Section

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409A, the Plan shall be interpreted and administered consistent with Code Section 409A exemption or compliance requirements.

Awards under the Plan may be made subject to the satisfaction of one or more Performance Criteria. Performance Criteria shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period (or the date on which 25% of the Performance Period has elapsed, if earlier). The Committee may select one or more Performance Criteria and may apply those Performance Criteria on a corporate-wide or division/business segment basis.  Notwithstanding the above or any other provision of the Plan, the Committee may not increase the amount of compensation payable to a Participant upon the satisfaction of Performance Criteria.

The Committee or the Board may authorize one or more officers of the Corporation to select employees to participate in the Plan and to determine the number and type of Awards to be granted to such Participants, except with respect to: Awards to Participants subject to Section 16 of the Exchange Act; Awards to non-employee directors of the Corporation; and Awards to officers who are, or who are reasonably expected to be, Covered Employees. Any reference in the Plan to the Committee shall include such officer or officers acting pursuant to the authority delegated by the Committee or the Board.

The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Corporation and its shareholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if it is in writing and signed by all the Committee members.

Notwithstanding the above, no member of the Committee shall interpret the Plan with respect to, or exercise any discretion, act on, or decide, any matter relating to himself or any of his rights or benefits under the Plan.

4.

Eligibility to Participate. Participants may consist of employees and non-employee directors of the Corporation and its Subsidiaries; provided, however, the following individuals shall be excluded from participation in the Plan: (a) contract laborers; (b) employees whose base wage or base salary is not processed for payment by the payroll department of the Corporation or any Subsidiary; and (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation enters into for service. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.

Shares Available Under the Plan and for Awards. There is hereby reserved for issuance under the Plan an aggregate of 24,000 shares of Stock. Stock covered by an Award granted under the Plan shall not be counted as used unless and until actually issued and delivered to a Participant. Accordingly, if there is (a) a lapse, expiration, termination or cancellation of any Stock Option or other Award outstanding under this Plan prior to the issuance of Stock thereunder, or (b) a forfeiture of any shares of Restricted Stock or other Stock subject to an Award prior to vesting, then the Stock subject to such Awards shall be added to the Stock available for Awards under the Plan. In addition, any Stock covered by an SAR shall be counted as used only to the extent Stock is actually issued to the Participant upon exercise of the right. Finally, any Stock exchanged by a Participant as full or partial payment of the exercise price under any Stock Option exercised under the Plan, any Stock retained by the Corporation to comply with applicable income tax withholding requirements, and any Stock covered by an Award which is settled in cash, shall be added to the Stock available for Awards under the Plan.

All Stock issued under the Plan may be either authorized and unissued Stock or issued Stock reacquired by the Corporation. The maximum number of shares of Stock that may be issued under the Plan through Incentive Stock Options is 24,000; provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options.

The Stock reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with section 12 hereto.

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6.

Types of Awards, Payments, and Limitations. Awards shall consist of Stock Options, SARs, Restricted Stock, Phantom Stock, Performance Unit Awards and RSUs, all as described herein. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve the nature of the Award and such restrictions as it may impose. Consistent with Code Section 409A restrictions and subject to the provisions of sections 17 and 19 hereto, the Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents, and interest on such dividends or dividend equivalents, other than Stock Options and SARs intended to be exempt from Code Section 409A. Such dividends or dividend equivalents shall be credited to a Participant’s Plan account, and are subject to the same vesting or Performance Criteria as the underlying Award.  Dividends or dividend equivalents shall be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents.

Each Award shall be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award including without limitation the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with federal or state tax or securities laws, stock exchange requirements, understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment.  The Committee need not require the execution of any such agreement by a Participant.  The date of the Award or the date specified in the Award shall be the grant date of the Award for all purposes.

The Committee may make retroactive adjustments to, and the Participant shall reimburse to the Corporation any cash or equity based incentive compensation paid to the Participant, where such compensation was predicated upon achieving financial results that were substantially the subject of a restatement and, as a result of the restatement, it is determined that the Participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Participant’s misconduct. In each such instance, the Corporation will, to the extent practicable, seek to recover the amount by which the Participant’s cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Furthermore, the Corporation will, to the extent permitted by governing law, require reimbursement of any cash or equity based incentive compensation paid to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Corporation will, to the extent practicable, seek to recover the described cash or equity based incentive compensation for the relevant period, plus a reasonable rate of interest.

Measurement of the attainment of Performance Criteria may exclude, if the Award agreement so provides, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, in the notes to the financial statements, in the management’s discussion and analysis section of the financial statements, or in other Securities and Exchange Commission filings.

Consistent with Code Section 409A restrictions, an Award may: (i) require a Participant to have amounts or Stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Corporation’s books of account; or (ii) permit a Participant to defer the receipt of payments of Awards pursuant to such rules, procedures or programs as may be established for purposes of this Plan.

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7.

Stock Options. Stock Options may be granted to Participants at any time as determined by the Committee; provided, however, that Incentive Stock Options shall be granted only to an employee of the Corporation or a Subsidiary. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the date the Stock Option is granted unless the Stock Option is a substitute or assumed Stock Option as described in section 13 hereto. Subject to the provisions of this section 7, each Stock Option shall be exercisable at such time, shall expire at such time, and shall be subject to such other terms and conditions, as the Committee shall determine and as provided in the Award; provided, however, that no Stock Option shall be exercisable more than 10 years from the date of grant or, in the case of an Incentive Stock Option granted to an employee/shareholder described in Treasury Regulation Section 1.442-2(f), 5 years from the date of grant.

An Incentive Stock Option shall be exercisable following a Participant’s termination of employment only as follows:

(a)

Upon termination of the Participant’s employment for any reason other than death or Disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the ISO or the expiration of three months after the date of such termination.

(b)

If the employment of a Participant terminates by reason of death or Disability (as determined by the Committee), any ISO may be exercised by the Participant or, in the event of the Participant’s death, by the Participant’s personal representative any time prior to the earlier of the expiration date of the ISO or the expiration of one year after the date of termination, but only if, and to the extent that, the Participant was entitled to exercise the ISO at the date of such termination.

Any Incentive Stock Option that fails to meet the requirements of Section 422 of the Code shall be treated as a Nonqualified Stock Option.

In no event shall the Committee cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price, or reduce the exercise price of an outstanding Stock Option without shareholder approval. Reload options are not permitted.

The exercise price, upon exercise of any Stock Option, shall be payable to the Corporation in full by cash payment or its equivalent; provided, however, that with the Committee’s prior written approval, the exercise price may be payable to the Corporation by: (a) tendering previously acquired Stock purchased on the open market having a Fair Market Value at the time of exercise equal to the exercise price; (b) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; and (c) such other methods of payment as the Committee, in its discretion, deems appropriate.

8.

Stock Appreciation Rights. SARs may be granted to Participants at any time as determined by the Committee. The grant price of any SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs as described in section 13 hereto. An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  The payment may be made in cash or Stock, at the discretion of the Committee. In no event shall the Committee cancel any outstanding SAR with a grant price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price, or reduce the grant price of an outstanding SAR without shareholder approval.

9.

Restricted Stock, RSUs, and Phantom Stock. Restricted Stock, RSUs, and Phantom Stock may be awarded under such terms and conditions as shall be established by the Committee. Restricted Stock, RSUs, and Phantom Stock shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)

a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

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(b)

a requirement that the holder forfeit (or in the case of Stock sold to the Participant, resell to the Corporation at cost) such Stock, RSUs, or Phantom Stock in the event of termination of employment during the period of restriction; and

(c)

the attainment of Performance Criteria.

All restrictions shall expire at such times as the Award shall specify.  Provided the Award has not previously been forfeited, RSUs and Phantom Stock shall be paid or settled within sixty (60) days after the Award is deemed vested, but in no event longer than the maximum time period permitted under Code Section 409A to qualify as a short-term deferral.

10.

Performance Unit Awards. The Committee shall designate the Participants to whom Performance Unit Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award; provided the Performance Period will not be less than 12 months.  Each Performance Unit Award shall entitle the Participant to a payment in cash upon the attainment of Performance Criteria and other terms and conditions specified in the Award; provided, however, that the Committee may, in its discretion, substitute Stock for a cash payment otherwise required to be made to a Participant pursuant to a Performance Unit Award if such Stock has a Fair Market Value equal to the cash payment on the payment date.  Before payment of a Performance Unit Award, the Committee shall certify in writing that the Performance Criteria has been satisfied.

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Unit Award may be adjusted by the Committee, in its discretion, on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee.

11.

Change in Control.

(a)

Except as otherwise determined by the Committee at the time of grant of an Award and as provided in an Award agreement and, with respect to an Award that constitutes deferred compensation subject to Code Section 409A, to the extent not inconsistent with Code Section 409A restrictions regarding acceleration of payment upon a change in control event or upon termination and liquidation of the Plan, upon a Change in Control and subject to subsection (b) below: all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock, RSUs, and Phantom Stock shall lapse; all Performance Criteria shall be deemed achieved and all other terms and conditions met; all Performance Unit Awards, RSUs, and Phantom Stock shall be paid out as promptly as practicable and in no event later than sixty (60) days following the occurrence of the Change in Control.  In addition, upon the approval of a plan of complete liquidation or dissolution of the Corporation, the Plan shall be terminated and liquidated.

(b)

Notwithstanding subsection 11(a), the Committee may, in its sole discretion, upon a Change in Control: (i) provide that outstanding Awards shall be assumed, or substantially equivalent stock and stock-based awards shall be substituted, by the acquiring or succeeding corporation; (ii) upon written notice to the Participants, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the transaction unless exercised by the Participant within a specified period following the date of such notice; or (iii) in the event of a Change in Control under the terms of which holders of Voting Stock will receive upon consummation thereof a cash payment for each share surrendered in the Change in Control, make or provide for a cash payment to the Participants equal to the difference between (y) the Change in Control Price times the number of shares of Stock subject to such outstanding Stock Options and SAR (to the extent then exercisable at prices not in excess of the Change in Control Price) and (z) the aggregate exercise price of all such outstanding Stock Options and SARs, in exchange for the termination of such Stock Options and SARs.  In the event Stock Options and SARs will terminate upon the consummation of the transaction as provided in clause (ii), each Participant shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options and SARs, subject to the consummation of the Change in Control.  At the option of the Committee in its sole discretion, any Award which is not “in the money” as of the date of consummation of the Change in Control may be canceled automatically without any action of the Participant and without consideration.

(c)

Notwithstanding the foregoing, if the Award constitutes deferred compensation subject to Code Section 409A, the definition of Change in Control must also constitute an event that is a change in ownership or

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effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A.

12.

Adjustment Provisions.

(a)

In the event of any change affecting the number, class, market price or terms of the Stock by reason of share dividend, share split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a subsidiary, combination of Stock, exchange of Stock, Stock rights offering, or other similar event, or any distribution to the holders of Stock other than a regular cash dividend, the Committee shall equitably substitute or adjust the number or class of Stock which may be issued under the Plan in the aggregate or to any one Participant in any calendar year and the number, class, price or terms of shares of Stock subject to outstanding Awards granted under the Plan; provided, however, that any equitable adjustment shall be consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b)

In the event of a Change in Control of the Corporation which results in the outstanding Stock of the Corporation being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis, for each share of Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock will be entitled pursuant to the transaction; provided, however, that in the event of a Change in Control and irrespective of whether an Award is being assumed, substituted or terminated in connection with the transaction, the vesting and exercisability of each outstanding Award shall accelerate in accordance with section 11(a) effective immediately prior to the Change in Control.

(c)

Notwithstanding the above or any other provision of the Plan, no substitution or adjustment shall be made pursuant to this section 12 relating to an Award that is a Stock Option or SAR intended to be exempt from Code Section 409A unless the substitution or modification complies with the restrictions on modifications to Stock Options and SARs exempt for Code Section 409A, and no substitution or adjustment shall be made to an Award that is an Incentive Stock Option unless the substitution or modification complies with any additional restrictions for Incentive Stock Options.

13.

Substitution and Assumption of Awards. The Board or Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Corporation or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate, provided, however, that in the case of a Stock Option or SAR intended to be exempt from Code Section 409A: (i) the excess of the aggregate Fair Market Value of the shares of Stock subject to the new or assumed Award after the assumption or substitution over the aggregate exercise or grant price of such shares must not be greater than the excess of the aggregate Fair Market Value of the shares of Stock subject to the new or assumed Award immediately before the assumption or substitution over the exercise or grant price of such shares; (ii) on a share-by-share comparison, the ratio of the exercise or grant price to the Fair Market Value of the shares of Stock subject to the Award immediately after the change in the Award or issuance of a new Award must not be more favorable to the Participant than the ratio of the exercise or grant price to the Fair Market Value of the shares of Stock subject to the old award (or portion thereof) immediately before the change in the Award or issuance of a new Award; the new or assumed Award must contain all of the terms of the old Award, except to the extent those terms are rendered inoperative by reason of the merger, consolidation, acquisition, or reorganization; and the new or assumed Award must not give the Participant additional benefits that he did not have under the old award.

Any substitute Awards granted under the Plan shall not count against the Stock limitations set forth in section 5 hereto, to the extent permitted by the corporate governance standards and rules of any stock exchange upon which stock of the Corporation is traded.

14.

Nontransferability. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of Disability, by the Participant’s personal representative (on behalf of the Participant). In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution.

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15.

Taxes. The Corporation has the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state or local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.  As a condition of the grant, vesting, exercise or settlement of an Award, the Participant shall make such arrangements as the Committee may require, in its discretion, to satisfy any applicable tax withholding obligations.

In the case of an employee and in the absence of any other arrangement, the employee shall be deemed to have directed the Corporation to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of any taxable event arising as a result of the Plan.

In the case of Participant other than an employee (or in the case of an employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under applicable laws, the Participant shall be deemed to have elected to have the Corporation withhold from the shares to be issued upon the settlement of an Award that number of shares having a Fair Market Value determined as of the applicable tax date equal to the amount required to be withheld.

If permitted by the Committee, in its discretion, a Participant may satisfy his or her tax withholding obligations by surrendering to the Corporation shares of Voting Stock that have a Fair Market Value determined as of the applicable tax date equal to the amount required to be withheld.  In the case of shares previously acquired from the Corporation that are surrendered under this section, such shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Corporation to avoid adverse accounting charges).

Any election or deemed election by a Participant to have shares withheld to satisfy tax withholding obligations shall be irrevocable as to the particular shares as to which the election is made and shall be subject to the consent or disapproval of the Committee.  Any election by a Participant to surrender shares to satisfy his or her tax withholding obligations must be made on or prior to the applicable tax date.

16.

Duration of the Plan. No Award shall be made under the Plan more than 10 years after the date the Plan is adopted by the Board or approved by the shareholders of the Corporation, whichever is earlier.

17.

Amendment and Termination. The Board or Committee may amend the Plan from time to time or terminate the Plan at any time; provided, however, (i) that no provision of the Plan requiring shareholder approval shall be amended to eliminate such requirement; and (ii) no amendment may reduce the amount of the Award or adversely affect the rights of the Participant under such Award without the Participant’s consent.  Notwithstanding the foregoing, consistent with Code Section 409A restrictions, the Committee may require an Award be deferred pursuant to section 6 hereto, without a Participant’s consent; and may amend or terminate an Award to comply with changes in law without a Participant’s consent.

The Corporation shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.

18.

Delayed Payments.

(a)

Notwithstanding any provision to the contrary in the Plan or an Award agreement, Award payment(s) to a Participant shall be delayed to the extent that the Committee reasonably anticipates that, if the payment(s) were made as scheduled, a tax deduction for such payment(s) would be barred by Code Section 162(m).  In such case, the payment(s) shall be made either: (i) during the calendar year in which the Committee reasonably anticipates that, if the payment(s) is made during such year, the tax deduction for such payment(s) will not be barred under Code Section 162(m); or, (ii) if the Award constitutes deferred compensation subject to Code Section 409A, during the period beginning on the date that is six months after the Participant’s separation from service (as defined in Code Section 409A) and ending on the later of the last day of the calendar year in which such date occurs or the 15th day of the third month following such calendar year.

(b)

Notwithstanding any provision to the contrary in an Award agreement, if an Award constitutes deferred compensation subject to Code Section 409A, payment(s) of the Award to the Participant on account of his separation of service (as defined in Code Section 409A) shall not occur before the date that is six months after the date of his separation from service (or, if earlier, the date of his death).

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19.

Other Provisions.

(a)

In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Corporation to enter into an agreement with any local subsidiary pursuant to which such subsidiary will reimburse the Corporation for the cost of such equity incentives.

(b)

Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Corporation; nor interfere in any way with the Participant’s right or the Corporation’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Corporation.

(c)

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(d)

In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

(e)

Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Corporation or a subsidiary, unless expressly provided under such plan or arrangement. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws, and that avoids (to the extent practicable) the classification of any Award as deferred compensation subject to Code Section 409A or, alternatively, complies with Code Section 409A requirements, as determined by the Committee.

(f)

A Participant shall not possess any rights of a shareholder with respect to the Stock covered by any Award until the Participant becomes the record holder of such Stock, provided that a Participant may have certain shareholder rights with respect to Restricted Stock (except the right to receive dividends on unvested Stock) as set forth in the Award.

(g)

Upon termination of a Participant’s employment with the Corporation for Cause, any and all Awards held by such Participant shall immediately terminate in their entirety upon first notification to the Participant of termination of the Participant’s employment.  If a Participant’s employment with the Corporation is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Award likewise shall be suspended during the investigation period and the Participant shall have no right to exercise any Award.  If after Participant’s termination of employment without Cause, the Committee becomes aware of facts that, if it had been aware of at the time of termination, could have permitted the Corporation to terminate Participant’s employment for Cause, then any and all Awards held by such Participant shall be immediately and automatically terminated and forfeited at the time of such determination of Cause by the Committee.  The Committee shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this section, including such procedures and actions as are required to cause the Participant to return to the Corporation Stock that was acquired or vested under the Award within six months of the events giving rise to the for-Cause termination of the Participant’s employment and, if such Stock has been transferred by the Participant, to remit to the Corporation the value of such transferred Shares.

20.

Governing Law, Venue.   The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of New York without regard to any state’s conflict of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Ontario County, New York.

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